As filed with the Securities and Exchange Commission on October 25, 2004.
                              Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ------------------
                            Circuit City Stores, Inc.
             (Exact name of registrant as specified in its charter)

          Commonwealth of Virginia                           54-0493875
        (State or other jurisdiction                      (I.R.S. Employer
      of incorporation or organization)                  Identification No.)

             9950 Mayland Drive
             Richmond, Virginia                                 23233
  (Address of Principal Executive Offices)                   (Zip Code)
                   ------------------------------------------

   Circuit City Stores, Inc. 2000 Non-Employee Directors Stock Incentive Plan,
               as Amended and Restated, Effective August 17, 2004
                            (Full title of the plan)

                                W. Stephen Cannon
              Senior Vice President, General Counsel and Secretary
                            Circuit City Stores, Inc.
                               9950 Mayland Drive
                            Richmond, Virginia 23233
                     (Name and address of agent for service)

                                 (804) 527-4000
          (Telephone number, including area code, of agent for service)
                 -----------------------------------------------

                         CALCULATION OF REGISTRATION FEE
=============================================== ============== ====================== ========================== ===================
                                                                  Proposed maximum
                                                 Amount to be    offering price per       Proposed maximum           Amount of
      Title of Securities to be Registered        registered         share (3)        aggregate offering price    registration fee
----------------------------------------------- -------------- ---------------------- -------------------------- -------------------
Common Stock, par value $.50 per share, with
attached Rights to purchase
-----------------------------------------------
Preferred Stock Series E, par
value $20.00 per share (1)(2)..................    500,000             $15.46                $7,730,000               $979.39
=============================================== ============== ====================== ========================== ===================


(1) The securities being registered represents additional shares of Common Stock, and attached Rights, of Circuit City Stores, Inc. authorized and reserved for issuance under the Circuit City Stores, Inc. 2000 Non-Employee Directors Stock Incentive Plan, as Amended and Restated, Effective August 17, 2004 and not previously registered.

(2) The rights to purchase Series E Preferred Stock will be attached to and trade with shares of Common Stock. Value attributable to such rights, if any, will be reflected in the market price of the shares of Common Stock.

(3) Estimated solely for the purpose of calculating the registration fee as contemplated by Rule 457(c) and 457(h)(1) of the Securities Act of 1933, as amended, and based on the average of the high ($15.71) and low ($15.20) per share sales prices of the Common Stock on the New York Stock Exchange on October 21, 2004.



     The securities covered by this registration statement may be issued to eligible non-employee members of the Board of Directors of Circuit City Stores, Inc. ("Circuit City") from time to time pursuant to incentive awards granted or to be granted under the Circuit City Stores, Inc. 2000 Non-Employee Directors Stock Incentive Plan, as Amended and Restated, Effective August 17, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

         Not required to be filed.

Item 2. Registrant Information and Employee Plan Annual Information.

         Not required to be filed.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

     Circuit City hereby incorporates by reference into this registration statement the documents listed below:

                  (a) Circuit City's Annual Report on Form 10-K (File No. 001-05767) for the fiscal year ended February 29, 2004, filed with the Commission on May 10, 2004;

                  (b) Circuit City's Quarterly Reports on Form 10-Q (File No. 001-05767) for the fiscal quarter ended May 31, 2004, filed with the Commission on July 9, 2004, and for the fiscal quarter ended August 31, 2004, filed with the Commission on October 12, 2004;

                  (c) Circuit City's Current Reports on Forms 8-K and 8-K/A (File No. 001-05767) filed with the Commission on June 4, 2004, June 14, 2004, July 12, 2004, October
                           4, 2004 and October 22, 2004;

                  (d) the description of Circuit City's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on January 2, 1997, as amended by Forms 8-A/A filed with the Commission on January 31, 1997, July 8, 1997, April 28, 1998, May
                           7, 1999, July 20, 2001, July 23, 2001, and October 1,
                           2002, and as the same may be further amended after the date hereof (File No. 001-05767); and


                                       2


                  (e) the description of the Rights to Purchase Preferred Stock, Series E, contained in the Registration Statement on Form 8-A filed with the Commission on April 28, 1998, as amended by Forms 8-A/A filed with the Commission on May 7, 1999, July 20, 2001, July 23, 2001, and October 1, 2002, and as the same may be further amended after the date hereof (File No. 001-05767).

     In addition, all documents filed by Circuit City pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents.

Item 4. Description of Securities.

         Not Applicable.

Item 5. Interests of Named Experts and Counsel.

         None.

Item 6. Indemnification of Directors and Officers.

     The laws of the Commonwealth of Virginia pursuant to which Circuit City is incorporated permit Circuit City to indemnify its officers and directors against certain liabilities. Circuit City's Amended and Restated Articles of Incorporation, as amended, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of Circuit City as a director or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him or her in connection with any actual or threatened action, suit or proceeding to which he or she may be made a party by reason of his or her being or having been a director or officer of Circuit City, except in relation to any action, suit or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

     Circuit City has purchased directors' and officers' liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of Circuit City and its subsidiaries against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by Circuit City and
(2) Circuit City to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.


                                       3


Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

         4.1 Circuit City's Amended and Restated Articles of Incorporation, effective February 3, 1997, as amended through October 1, 2002, filed with the Commission as Exhibit 3(i) to Circuit City's Quarterly Report on Form 10-Q for the quarter ended November 30, 2002 (File No. 001-05767), are expressly incorporated herein by this reference.

         4.2 Circuit City's Bylaws, as amended and restated June 17, 2003, filed with the Commission as Exhibit 3(iii) to Circuit City's Quarterly Report on Form 10-Q for the quarter ended May 31, 2003 (File No. 001-05767), are expressly incorporated herein by this reference.

         4.3 Third Amended and Restated Rights Agreement, dated as of October 1, 2002, between Circuit City and Wells Fargo Bank Minnesota, N.A., as Rights Agent, filed as Exhibit 1 to Circuit City's Form 8-A/A filed October 1, 2002 (File No. 001-05767), is expressly incorporated herein by this reference.

         5.1      Opinion and Consent of McGuireWoods LLP*

         23.1     Consent of KPMG LLP*

         23.2     Consent of PricewaterhouseCoopers LLP*

         23.3     Consent of McGuireWoods LLP (included in Exhibit 5.1)

         24.1     Power of Attorney*

         99.1 Circuit City Stores, Inc. 2000 Non-Employee Directors Stock Incentive Plan, as Amended and Restated, Effective August 17, 2004*


-----------------------
* Filed herewith.

Item 9.   Undertakings.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933;


                                       4


                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided,  however,  that  paragraphs  (a)(1)(i)  and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                       5


         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                       6


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on October 25, 2004.

                         CIRCUIT CITY STORES, INC.

                         By:      /s/ Philip J. Dunn
                                  --------------------------------------------
                                  Philip J. Dunn
                                  Senior Vice President, Treasurer and
                                  Corporate Controller

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated and on the 25th day of October 2004.



Signature                      Title


/s/ W. Alan McCollough*        Chairman, President, Chief Executive Officer
------------------------------ and Director (principal executive officer)
W. Alan McCollough


/s/ Michael E. Foss*           Senior Vice President, Chief Financial Officer
------------------------------ (principal financial officer)
Michael E. Foss


/s/ Philip J. Dunn             Senior Vice President, Treasurer and Corporate
------------------------------ Controller
Philip J. Dunn                 (principal accounting officer)



/s/ Ronald M. Brill*           Director
------------------------------
Ronald M. Brill


/s/ Carolyn H. Byrd*           Director
------------------------------
Carolyn H. Byrd


/s/ Barbara S. Feigin*         Director
------------------------------
Barbara S. Feigin


/s/ E.V. Goings*               Director
------------------------------
E.V. Goings


/s/ James F. Hardymon*         Lead Director
------------------------------
James F. Hardymon


/s/ Alan Kane*                 Director
------------------------------
Alan Kane


/s/ Allen B. King*             Director
------------------------------
Allen B. King


/s/ Mikael Salovaara*          Director
------------------------------
Mikael Salovaara


/s/ J. Patrick Spainhour*      Director
------------------------------
J. Patrick Spainhour


/s/ Carolyn Y. Woo*            Director
------------------------------
Carolyn Y. Woo



*By:     /s/ W. Stephen Cannon
         ---------------------------
         W. Stephen Cannon
         Attorney-In-Fact




                                  EXHIBIT INDEX

Exhibit
Number            Document

4.1 Circuit City's Amended and Restated Articles of Incorporation, effective February 3, 1997, as amended through October 1, 2002, filed with the Commission as Exhibit 3(i) to Circuit City's Quarterly Report on Form 10-Q for the quarter ended November 30, 2002 (File No. 001-05767), are expressly incorporated herein by this reference.

4.2 Circuit City's Bylaws, as amended and restated June 17, 2003, filed with the Commission as Exhibit 3(iii) to Circuit City's Quarterly Report on Form 10-Q for the quarter ended May 31, 2003 (File No. 001-05767), are expressly incorporated herein by this reference.

4.3 Third Amended and Restated Rights Agreement, dated as of October 1, 2002, between Circuit City and Wells Fargo Bank Minnesota, N.A., as Rights Agent, filed as Exhibit 1 to Circuit City's Form 8-A/A filed October 1, 2002 (File No. 001-05767), is expressly incorporated herein by this reference.

5.1               Opinion and Consent of McGuireWoods LLP*

23.1              Consent of KPMG LLP*

23.2              Consent of PricewaterhouseCoopers LLP*

23.3              Consent of McGuireWoods LLP (included in Exhibit 5.1)

24.1              Power of Attorney*

99.1 Circuit City Stores, Inc. 2000 Non-Employee Directors Stock Incentive Plan, as Amended and Restated, Effective August 17, 2004*


-----------------------
* Filed herewith.



                                      E-1